UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 26, 2018

XENCOR, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36182	20-1622502
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

111 West Lemon Avenue

Monrovia, California 91016

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (626) 305-5900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07           Submission of Matters to a Vote of Security Holders.

On June 26, 2018, we held our 2018 Annual Meeting of Stockholders (“Annual Meeting”). As of April 27, 2018, the record date for the Annual Meeting, 55,620,012 shares of common stock were outstanding and entitled to vote at the Annual Meeting. A summary of the matters voted upon by stockholders at the Annual Meeting is set forth below.

Proposal 1. Election of Directors

Our stockholders elected the six persons listed below as directors, each to serve until our 2019 Annual Meeting of Stockholders and until their successors are duly elected and qualified. The final voting results are as follows:

	Votes For	Votes Withheld	Broker Non-Votes
Dr. Kevin C. Gorman	43,558,731	111,790	4,241,775
Dr. Bassil I. Dahiyat	43,629,407	71,114	4,241,775
Mr. Kurt Gustafson	43,094,734	605,787	4,241,775
Mr. Yujiro Hata	43,553,554	146,967	4,241,775
Dr. A. Bruce Montgomery	42,170,682	1,529,839	4,241,775
Mr. Richard Ranieri	43,619,852	80,669	4,241,775

Proposal 2. Ratification of the Selection of Independent Registered Public Accounting Firm

Our stockholders ratified the selection by our Audit Committee of RSM US, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2018. The final voting results are as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
47,029,073	3,660	909,563	0

Proposal 3. Advisory Vote on the Compensation of the Company’s Named Executive Officers

Our stockholders approved, on an advisory (non-binding) basis, the compensation of our named executive officers as disclosed in our definitive proxy statement for the Annual Meeting filed with the Securities and Exchange Commission on April 27, 2018 (“Proxy Statement”). The final voting results are as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
42,639,402	131,576	929,543	4,241,775

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 28, 2018	XENCOR, INC.

	By:	/s/ Bassil I. Dahiyat, Ph.D.
Bassil I. Dahiyat, Ph.D.
President and Chief Executive Officer

3